EXHIBIT 10.9

FIRST AMENDMENT TO PROJECT DEVELOPMENT AGREEMENT

BETWEEN

TENNESSEE VALLEY AGRI-ENERGY LLC

AND

DELTA-T CORPORATION

This First Amendment to Project Development Agreement (“Amendment”) is entered into this 5th day of June, 2007 by and between Delta-T Corporation (“DELTA-T”), and Tennessee Valley Agri-Energy, LLC (“Client”), which parties may be referred to individually as a “Party” or jointly as the “Parties.”

WITNESSETH

WHEREAS, Delta-T and Client executed a Project Development Agreement (“Agreement”) on July 28, 2006, and;

WHEREAS, both Parties wish to amend the Agreement in accordance with Article 12.6.

NOW THEREFORE, IN CONSIDERATION of the mutual terms and conditions of this Agreement, Client and DELTA-T agree as follows:

1.             Article 1 of the Agreement is supplemented as follows:

1.1          Basic Project Development Services:  DELTA-T shall:

* * *

1.1.8        Provide a basic process engineering package suitable for estimating construction cost by others.  (See Exhibit A attached to this Amendment).

1.1.9        Support Client’s selected construction partner in the preparation of a lump sum, fixed fee EPC price.

1.1.10      Provide to Client’s selected construction partner a fixed fee for Engineering, Procurement and Technology Licensing as defined by the Division of Responsibilities (to be determined).

2.             Article 3 of the Agreement is deleted in its entirety and replaced with the following:

ARTICLE 3

COMPENSATION

3.1          Project Development Services:  For the services described in Section 1.1 above of the Agreement and as supplemented herein, Client shall pay DELTA-T a fee equal to $825,000.00.  Client has previously paid DELTA-T $75,000.00 of such fee.  Client shall pay to DELTA-T $525,000.00 within ten (10) days of signing this Agreement and the remaining $225,000.00 shall be paid to DELTA-T within ten (10) days of completion of the basic process engineering package (see Exhibit A attached to this Amendment).

3.2          Travel and Related Expenses:  Client shall bear the cost of all reasonable travel, room and board and related expenses incurred in connection with providing on site services to the extent provided under Article 1 above, with reimbursement based on actual costs.  Client shall pay DELTA-T’s reasonable costs incurred in connection with all other such expenses incurred with Client’s prior consent, except that DELTA-T will be responsible for one site visit by one person without charge to Client.

3.3          Late Payment Penalty:  Client shall pay DELTA-T a late charge at the lesser of 1% per month or the highest amount permitted by applicable law on all payments past due.

3.             Article 6 of the Agreement is supplemented as follows:

f.                                         The one-time technology license fee for the Plant shall be $2.2 million payable by Client to DELTA-T, with 50% payable within ten (10) days of signing the License Agreement, 30% payable at mechanical completion, and the remaining 20% upon completion of the performance test.  The above quoted fee is subject to change if a definitive EPC or EPT Agreement is not executed within six (6) months of this Amendment.

4.             Article 7 of the Agreement is deleted in its entirety and replaced with the following:

EPC CONTRACTOR FOR THE PLANT

Client may investigate entering into an Engineering, Procurement, and Construction Agreement for the construction of the entire Plan (“EPC Agreement”) with parties other than DELTA-T provided the parties are not competitors of DELTA-T as defined in Exhibit B attached to this Amendment.  Client has selected Panattoni Construction, Inc. as its EPC contractor for the Plant.  In the event that Client does not execute a final EPC Agreement for the construction of the Plant with Panattoni Construction, Inc., Client and DELTA-T shall mutually agree on the EPC contractor, agreement not to be unreasonably withheld.

5.             All other terms of the Agreement remain in full force and effect.

DELTA-T CORPORATION

Confidential Information

IN WITNESS whereof the Parties have executed this Amendment by their authorized representatives as of the date first written above.

DELTA-T CORPORATION		TENNESSEE VALLEY AGRI-ENERGY LLC

By:	/S/ Mark A. Shmorhun	By:	/S/ Bartt R. McCormack

Printed Name	Mark A. Shmorhun	Printed Name:	Bartt R. McCormack

Title:	VP Project Development	Title:	Chairman/President

EXHIBIT A

SCHEDULE A

DESIGN PACKAGE

VOLUME 1

SECTION A	SYSTEM DESIGN SPECIFICATION

SECTION B	TECHNICAL SPECIFICATIONS
1000 Piping
1300 DDGS Handling, Storage & Loadout
1400 DDGS Dryer
1500 Grain Handling and Milling
2000 Shell and Tube Heat Exchangers
2100 Plate and Frame Heat Exchangers
2200 Centrifugal Chillers
2300 Package Boiler
2400 Regenerative Thermal Oxidizer
2600 Cooling Tower
3000 Centrifugal Pumps
3100 Metering Pumps
3300 Air Compressors
3400 Agitators
3500 Low Voltage Electric Motors
3600 Med. Voltage Electric Motors
3700 Decanter Centrifuge
4000 Field Fabricated Tanks
4100 Shop Fabricated Tanks
4200 HDPE Shop Fabricated Tanks
5000 Columns and Pressure Vessels
5100 Column Internals
5200 Column Internal Installation
6100 Instrumentation
6200 Control Valves
6300 Manual Valves
7000 Equipment Installation
7100 Electrical/Instrument Installation
8000 Plant Control Narrative
9000 Fire Protection

SECTION C	EQUIPMENT DATA SHEETS
1. Agitators
2. Air Compressors
3. Boilers
4. Centrifuges
5. Chillers

6. Column Internals
7. Columns & Pressure Vessels
8. Cooling Tower
9. Desiccant and Ballast
10. Filters
11. Heat Exchangers (P&F)
12. Heat Exchangers (S&T)
13. Pumps
14. Tanks
15. Regenerative Thermal Oxidizer

VOLUME 2

SECTION D	LISTS
1. Line List
2. Instrument List
3. Valve List
4. Equipment List
5. Motor List
6. Document List

VOLUME 3

SECTION E	P&IDS

SECTION F	PROCESS EQUIPMENT DRAWINGS
1. Classifier Strainer
2. Columns and Pressure Vessels
3. Heat Exchangers (Shell and Tube)
4. Tanks
5. Mix Tank Plug Auger

SECTION G	GENERAL ARRANGEMENT DRAWINGS
1. Fermentation
2. Main Process Building
3. Distillation and Dehydration
4. Evaporation
5. Boiler

SECTION H	ELECTRICAL SINGLE LINE DIAGRAMS

EXHIBIT B

COMPETITORS OF DELTA-T

4B Components East Peoria, Illinois	Magnin-Interis Charmes, France

Abengoa BioEnergy Sevilla, Spain	Katzen International, Inc. Cincinnati, Ohio

Agrol Biotechnologies Ltd. Guildford, Surrey Canada	Lurgi PSI Inc. Memphis, TN

Ambitech Engineering Corporation Downers Grove, Illinois	Merrick & Company Aurora, Colorado

AMG Engineering Cincinnati, Ohio	Praj Industries Pune, India

Bio-Process Innovation West Lafayette, Indiana	Process Plus, LLC Cincinnati, Ohio

Bio-Renewable Group Omaha, Nebraska	Raphael Katzen Associates International Cincinnati, Ohio

Broin & Associates, Inc. Aberdeen, South Dakota	Ro-Tech Incorporated Louisville, Kentucky

Burns & McDonnell Kansas City, Missouri	SNC-Lavalin Group Toronto, Canada

Chematur Engineering & Weatherly Engineering Atlanta, Georgia	Southeastern Energy Development, Inc. Brooklyn, NY (Alliance with Pure Vision Technology)

Dick Engineering Inc. Toronto, Ontario, Canada	Technip Cedex, France

MECS, Inc. St. Louis, Missouri	Vogelbusch USA, Inc. Houston, TX (and its parent Vogelbusch-Austria)

Fagen, Inc. Granite Falls, Nebraska	Wave Zeal Ltd. Winnepeg, Manitoba CANADA

Harris Group Inc Seattle, WA	Washington Group International Boise, Idaho

ICM, Inc. Colwich, KS

Any individual, group or company that performs, on the date of the License or during its term, (a) consulting or engineering related to the design of alcohol process technology and/or (b) design/build services for existing and prospective alcohol plants.